Consent of Independent Public Accountants


The Board of Directors
Federal Agricultural Mortgage Corporation

We consent to the use of our report incorporated herein by reference and to the reference to our firm as experts on page 16 of the Prospectus dated September 28, 1999.

                                                      /s/ KPMG LLP

Washington, D.C.
September 28, 1999